Exhibit 4.10
RENT-A-CENTER, INC.,
as Issuer,
the GUARANTORS named herein,
as Guarantors,
and
THE BANK OF NEW YORK,
as Trustee
SIXTH SUPPLEMENTAL INDENTURE
Dated as of May 1, 2006
to
INDENTURE
Dated as of May 6, 2003
by and among
RENT-A-CENTER, INC., as Issuer,
the GUARANTORS named therein, as Guarantors,
and
THE BANK OF NEW YORK, as Trustee
$300,000,000
Series B
7 1/2% Senior Subordinated Notes due 2010

     This SIXTH SUPPLEMENTAL INDENTURE, dated as of May 1, 2006, is entered into by and among Rent-A-Center, Inc., a Delaware corporation (the “Company”), Rent-A-Center East, Inc., a Delaware corporation (“RAC East”), ColorTyme, Inc., a Texas corporation (“ColorTyme”), Rent-A-Center West, Inc., a Delaware corporation (“RAC West”), Get It Now, LLC, a Delaware limited liability company (“Get It Now”), Rent-A-Center Texas, L.P., a Texas limited partnership (“RAC Texas, LP”), Rent-A-Center Texas, L.L.C., a Nevada limited liability company (“RAC Texas, LLC”), Rent-A-Center International, Inc., a Delaware corporation (“RAC International”), Rent-A-Center Addison, L.L.C., a Delaware limited liability company (“RAC Addison”), RAC National Product Service, LLC, a Delaware limited liability company (“RAC National”), RAC RR, Inc., a Delaware corporation (“RAC RR”), Rainbow Rentals, Inc., an Ohio corporation and successor in interest to Eagle Acquisition Sub, Inc., an Ohio corporation (“Rainbow”), RAC West Acquisition Sub, Inc., a Delaware corporation (“RAC West Acquisition Sub”), (“RAC Military Product Service”), RAC Military Rentals East, LLC, a Delaware limited liability company (“RAC Military East”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 6, 2003, as supplemented by the First Supplemental Indenture, dated December 4, 2003, the Second Supplemental Indenture, dated April 26, 2004, the Third Supplemental Indenture, dated May 7, 2004, the Fourth Supplemental Indenture, dated as of May 14, 2004, and the Fifth Supplemental Indenture, dated as of June 30, 2005, by and among the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, AAA Rent to Own, Inc., an Idaho corporation (“AAA Rent to Own”), AAA Rent to Own – Pasco, Inc., a Washington corporation (“AAA Pasco”), AAA Rent to Own – Boise, Inc., an Idaho corporation (“AAA Boise”), AAA Rent to Own, Elko, Inc., a Nevada corporation (“AAA Elko”), AAA Rent to Own, Reno, Inc., a Nevada corporation (“AAA Reno”), Rentals, Inc., a Montana corporation (“Rentals”), AAA Rent to Own – Oregon , Inc., an Oregon corporation (“AAA Oregon”), AAA Rent to Own – Utah, Inc., a Utah corporation (“AAA Utah” and together with AAA Rent to Own, AAA Pasco, AAA Boise, AAA Elko, AAA Reno, Rentals and AAA Oregon, the “GCH Entities”), RAC Military Product Service, LLC, a Delaware limited liability company and the Trustee (collectively, the “Indenture”), providing for the issuance of its 7 1/2% Series B Senior Subordinated Notes due 2010 (the “Notes”); and
     WHEREAS, as permitted by Section 1406 of the Indenture, the GCH Entities merged with and into RAC West Acquisition Sub, with RAC West Acquisition Sub continuing as the surviving entity; and
     WHEREAS, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow and RAC West Acquisition Sub are currently Guarantors under the Indenture; and
     WHEREAS, RAC National has formed RAC Product Service as a direct wholly-owned subsidiary of RAC National; and
     WHEREAS, RAC East has formed RAC Military East as a direct wholly-owned subsidiary of RAC East; and

     WHEREAS, the Company has designated RAC Military Product Service and RAC Military East as Restricted Subsidiaries under the Indenture to be effective immediately upon the formation of RAC Military Product Service and RAC Military East; and
     WHEREAS, pursuant to Section 1020 of the Indenture, the addition of RAC Military Product Service and RAC Military East as Guarantors is required under the Indenture; and
     WHEREAS, RAC Military Product Service and RAC East have agreed to become Guarantors by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and
     WHEREAS, RAC Military Product Service and RAC Military East have been duly authorized to enter into, execute, and deliver this Sixth Supplemental Indenture.
     NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, RAC Military Product Service, RAC Military East and the Trustee agree as follows:
SECTION 1. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.
SECTION 2. The Trustee hereby consents to the addition of RAC Military Product Service and RAC Military East as additional Guarantors under the Indenture. Upon the execution of this Sixth Supplemental Indenture (the “Effective Time”), RAC Military Product Service and RAC Military East shall become, and each of RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow and RAC West Acquisition Sub shall continue to be, a “Guarantor” under and as defined in the Indenture, and at the Effective Time, RAC Military Product Service and RAC Military East shall assume all the obligations of a Guarantor under the Notes and the Indenture as described in the Indenture. RAC Military Product Service and RAC Military East hereby unconditionally guarantee the full and prompt payment of the principal of premium, if any, and interest on the Notes and all other obligations of the Issuer and the Guarantors under the Indenture in accordance with the terms of the Notes and the Indenture.
SECTION 3. Except as expressly supplemented by this Sixth Supplemental Indenture, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants, and agreements of the Indenture and Notes issued thereunder shall remain in full force and effect.
SECTION 4. This Sixth Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 5. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.
SECTION 6. Any and all notices, requests, certificates, and other instruments executed and delivered after the execution and delivery of this Sixth Supplemental Indenture may refer to the Indenture without making specific reference to this Sixth Supplemental Indenture, but nevertheless all such references shall include this Sixth Supplemental Indenture unless the context otherwise requires.
SECTION 7. This Sixth Supplemental Indenture shall be deemed to have become effective upon the date first above written.
SECTION 8. In the event of a conflict between the terms of this Sixth Supplemental Indenture and the Indenture, this Sixth Supplemental Indenture shall control.
SECTION 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National, RAC RR, Rainbow, RAC West Acquisition Sub, RAC Military Product Service and RAC Military East.

     IN WITNESS WHEREOF, the parties have caused this Sixth Supplemental Indenture to be duly executed as of the day and year first above written.
THE BANK OF NEW YORK,
as Trustee

By: Name:	/s/ John C. Stohlman John C. Stohlmann
Title:	Vice President

RENT-A-CENTER, INC.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
President and Chief Operating Officer

RENT-A-CENTER EAST, INC.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

COLORTYME, INC.

By:	/s/ Mitchell E, Fadel

Mitchell E. Fadel
Vice President

RENT-A-CENTER WEST, INC.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

GET IT NOW, LLC

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RENT-A-CENTER TEXAS, L.P.

By:	Rent-A-Center East, Inc.,
its general partner

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RENT-A-CENTER TEXAS, L.L.C.

By:	/s/ Robert Reckinger

Robert Reckinger
President and Secretary

RENT-A-CENTER INTERNATIONAL, INC.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RENT-A-CENTER ADDISON, L.L.C.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RAC NATIONAL PRODUCT SERVICE, LLC

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RAC RR, INC.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RAINBOW RENTALS, INC.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RAC WEST ACQUISITION SUB, INC.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RAC MILITARY PRODUCT SERVICE, LLC

By:	/s/ Mark E. Speese

Mark E. Speese
President

RAC MILITARY RENTALS EAST, LLC

By:	/s/ Mark E. Speese

Mark E. Speese
President